# Affidavit of Shareholders Meeting

To.: Plyabox (US), Inc.
Att.: Michael Shamber, President
4200 Morris Drive
Burlington, ON L7L 5L6
Canada

State of Georgia
Cobb County

I, Erik S. Nelson, Being Duly Sworn, Depose and Say:

1. I am the President of Mountain Share Transfer, LLC.

2. I hereby certify that on Tuesday February 4th, 2020 at 10:30am (US Eastern time) the Special Meeting of the Shareholders of PlayBox (US), Inc. was held at the offices of Mountain Share Transfer.

3. I hereby certify that the following people where in attendance:

   - NONE

4. I hereby certify that we received proxies from the following individuals or entities:

   - Please see Attachment # 1

5. I hereby certify the following as the final vote total:

   - Please see Attachment # 1

ESN

6. I hereby certify that all Proposals passed and the following individuals were elected as Offices or Directors of the Company:

- Michael Shamber — President/Director
- Calvin Lucyshyn — Chief Financial Officer
- Darren Timmer — Secretary, Treasurer
- Marlene Schluter — VP., Business Affairs Manager, Manager Corporate Governance
- John Versfelt — Director

7. The Meeting was adjourned at 10:40am (US Eastern time).

Sincerely,

Erik S. Nelson,
President

STATE OF GA
COUNTY OF Cobb

The foregoing instrument was acknowledged before me this 6 day of Feb, 2020, by Erik S. Nelson

Notary Public's Signature — Notary Name: Chris M. Moore
My Commission Expires 1-1-24

CHRIS M MOORE
MY COMMISSION EXPIRES JANUARY 01, 2024
NOTARY PUBLIC
COBB COUNTY, GEORGIA

## PlayBox (US), Inc. - 2019 Shareholder Meeting Vote - February 4, 2020

| Shareholder Name | Shareholder ID: | Control. ID: | Shares Voted | Ratify - Michael Shamber - President/Director | Ratify - Calvin Lucyshyn - Chief Financial Officer | Ratify - Darren Timmer - Secretary / Treasurer | Ratify - Marlene Schluter - VP Business Affairs, Manager Corporate Governance | Ratify - John Versfelt - Director |
|---|---|---|---|---|---|---|---|---|
| Derek Cole | 74 | | 1 | For | For | For | For | For |
| Migel Samms | | | 1 | Abstain | Abstain | Abstain | Abstain | Abstain |
| John Berlau | 1370 | 3390 | 10,255 | For | For | For | For | For |
| Graham W Sheraton | 254 | | 1 | FOR | FOR | FOR | FOR | FOR |
| Ernest D. Heady | 1468 | 3488 | 499 | For | For | For | For | For |
| Stewart Leslie | 180 | 2199 | 1 | | For | For | For | For |
| John cockett | 72 | 2091 | 1 | ABSTAIN | ABSTAIN | ABSTAIN | ABSTAIN | ABSTAIN |
| Nathan Bowen | 1525 | 3545 | 110 | For | For | For | For | For |
| Derek Alan Preston | 239 | 2258 | 1 | FOR | FOR | FOR | FOR | FOR |
| John Sunderland | 269 | 2288 | 1 | FOR | FOR | FOR | FOR | FOR |
| John Davies | 89 | 2108 | 1 | For | For | For | For | For |
| Naila Chughtai | 1236 | 3256 | 9,259 | For | For | For | For | For |
| Ian Thompson | 276 | 231 | 1 | For | For | For | For | For |
| HydroPower Tech | | | 500,000,000 | For | For | For | For | For |
| Airam Capital | | | 3,475,000 | For | For | For | For | For |
| | | | 3,475,000 | For | For | For | For | For |
| **Totals** | | | 506,970,132 | | | | | |